                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM T-1

                               Statement of Eligibility
                        Under the Trust Indenture Act of 1939
                    of a Corporation Designated to Act as Trustee

                  Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ______

                            HARRIS TRUST AND SAVINGS BANK
                                  (Name of Trustee)


          Illinois                                          36-1194448
  (State of Incorporation)                               (I.R.S. Employer
                                                        Identification No.)


                   111 West Monroe Street, Chicago, Illinois  60603
                       (Address of principal executive offices)

                   Rory Nowakowski, Harris Trust and Savings Bank,
                   311 West Monroe Street, Chicago, Illinois, 60606
                     312-461-5180 phone   312-461-3525 facsimile
              (Name, address and telephone number for agent for service)

                      NEWCOURT EQUIPMENT TRUST SECURITIES 1998-1
                                    (Note Issuer)


          Delaware                                       To be applied for
  (State of Incorporation)                               (I.R.S. Employer
                                                        Identification No.)


                         C/O The Bank of New York (Delaware)
                                  White Clay Center
                                   Newark, DE 19711
                       (Address of principal executive offices)

                   Class A-1 Receivable-Backed Notes, Series 1998-1 Class A-2 Receivable-Backed Notes, Series 1998-1 Class A-3 Receivable-Backed Notes, Series 1998-1 Class A-4 Receivable-Backed Notes, Series 1998-1
                    Class B Receivable-Backed Notes, Series 1998-1 Class C Receivable-Backed Notes, Series 1998-1 Class D Receivable-Backed Notes, Series 1998-1 Class E Receivable-Backed Notes, Series 1998-1
                           (Title of indenture securities)



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1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

 2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

 3. thru 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

          A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2.   A copy of the existing by-laws of the Trustee.

          A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

     3.   The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

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                                     SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 21st day of October, 1998.

HARRIS TRUST AND SAVINGS BANK


By:  ------------------------------
     /s/ Rory Nowakowski
     Trust Officer

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By:  ------------------------------
     /s/ Rory Nowakowski
     Trust Officer














                                          2

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EXHIBIT B
Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of March 31, 1998, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                     [LOGO]          HARRIS BANK

                            Harris Trust and Savings Bank
                               111 West Monroe Street
                              Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on March 31, 1998, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                            Bank's Transit Number 71000288

                                                                                                                  THOUSANDS
                                             ASSETS                                                              OF DOLLARS
 CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS:
      NON-INTEREST BEARING BALANCES AND CURRENCY AND COIN..................................                              $1,039,854
      INTEREST BEARING BALANCES............................................................                                $290,921
 SECURITIES:...............................................................................
 A.  HELD-TO-MATURITY SECURITIES                                                                                                 $0
 B.  AVAILABLE-FOR-SALE SECURITIES                                                                                       $4,266,201
 FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL                                                     $82,000
 LOANS AND LEASE FINANCING RECEIVABLES:
      LOANS AND LEASES, NET OF UNEARNED INCOME.............................................               $8,726,578
      LESS:  ALLOWANCE FOR LOAN AND LEASE LOSSES...........................................                 $101,318
                                                                                                          ----------
      LOANS AND LEASES, NET OF UNEARNED INCOME, ALLOWANCE, AND RESERVE
      (ITEM 4.A MINUS 4.B).................................................................                              $8,625,260
 ASSETS HELD IN TRADING ACCOUNTS...........................................................                                $120,674
 PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED LEASES)..................................                                $219,475
 OTHER REAL ESTATE OWNED...................................................................                                    $699
 INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND ASSOCIATED COMPANIES.......................                                    $120
 CUSTOMER'S LIABILITY TO THIS BANK ON ACCEPTANCES OUTSTANDING..............................                                 $46,688
 INTANGIBLE ASSETS.........................................................................                                $266,411
 OTHER ASSETS..............................................................................                                $773,386
                                                                                                          -------------------------

 TOTAL ASSETS                                                                                                           $15,731,689
                                                                                                          -------------------------
                                                                                                          -------------------------

                                           LIABILITIES
 DEPOSITS:
      IN DOMESTIC OFFICES.................................................................                               $8,270,648
        NON-INTEREST BEARING..............................................................                  $2,684,862
        INTEREST BEARING..................................................................                  $5,585,786
      IN FOREIGN OFFICES, EDGE AND AGREEMENT SUBSIDIARIES, AND IBF'S......................                               $1,307,928
        NON-INTEREST BEARING..............................................................                     $23,432
        INTEREST BEARING..................................................................                  $1,284,496
 FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE IN DOMESTIC
 OFFICES OF THE BANK AND OF ITS EDGE AND AGREEMENT SUBSIDIARIES, AND IN IBF'S:
 FEDERAL FUNDS PURCHASED & SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE.................                               $3,599,510
 TRADING LIABILITIES                                                                                                         74,487
 OTHER BORROWED MONEY:....................................................................
 A.  WITH REMAINING MATURITY OF ONE YEAR OR LESS                                                                           $471,692
 B.  WITH REMAINING MATURITY OF MORE THAN ONE YEAR                                                                               $0
 BANK'S LIABILITY ON ACCEPTANCES EXECUTED AND OUTSTANDING                                                                   $46,688
 SUBORDINATED NOTES AND DEBENTURES........................................................                                 $325,000
 OTHER LIABILITIES........................................................................                                 $386,442
                                                                                                          -------------------------

 TOTAL LIABILITIES                                                                                                      $14,482,395
                                                                                                          -------------------------
                                                                                                          -------------------------

                                         EQUITY CAPITAL
 COMMON STOCK.............................................................................                                 $100,000
 SURPLUS..................................................................................                                 $601,026
 A.  UNDIVIDED PROFITS AND CAPITAL RESERVES..............................................                                  $545,185
 B.  NET UNREALIZED HOLDING GAINS (LOSSES) ON AVAILABLE-FOR-SALE SECURITIES                                                  $2,802
                                                                                                          -------------------------

 TOTAL EQUITY CAPITAL                                                                                                    $1,249,294
                                                                                                          -------------------------
                                                                                                          -------------------------

 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL......................                              $15,731,689
                                                                                                          -------------------------
                                                                                                          -------------------------



     I, Pamela Piarowski, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                  PAMELA PIAROWSKI
                                      1/30/98

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

               EDWARD W. LYMAN,
               ALAN G. McNALLY,
               RICHARD E. TERRY
                                                                     Directors.

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